Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-225150 on Form S-1 of our report dated March 30, 2018 (June 11, 2018 as to the effects of the reverse stock split described in Note 18) relating to the financial statements of Aptinyx Inc. appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Chicago, Illinois
June 11, 2018